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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ENLINK MIDSTREAM, LLC (Name of Registrant As Specified In Its Charter)

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ENLINK MIDSTREAM, LLC

2501 Cedar Springs Road
Dallas, Texas 75201
(214) 953-9500

NOTICE OF UNITHOLDER ACTION
BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy

To the Unitholders of EnLink Midstream, LLC:

        This notice (this "Notice") and the accompanying information statement (the "Information Statement") are being furnished to the unitholders of EnLink Midstream, LLC, a Delaware limited liability company (the "Company"), to notify unitholders of the special approval by written consent of holders of a majority of the outstanding common units of the Company (the "Approval") of the material terms of the performance goals under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the "2014 Plan"), including the employees eligible to receive compensation thereunder, the business criteria upon which a performance goal may be based, and the maximum number of common units and maximum amount of cash compensation that may be paid to any "covered employee," with the intent to comply with certain provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Employees, non-employee directors and other individuals who provide services to us or our affiliates may be eligible to receive awards under the 2014 Plan.

        The Company was formed in October 2013. In connection with a series of transactions consummated in March 2014 that are further described in the accompanying Information Statement (the "business combination"), the Company became publicly held and acquired certain assets formerly held by Devon Energy Corporation, its subsidiaries or other predecessors of the Company. Prior to the business combination, the 2014 Plan was approved by Devon Gas Services, L.P., an entity that was the sole member of the Company at that time. Accordingly, the Approval was not necessary for the effectiveness of the 2014 Plan, but was sought solely in connection with the 2014 Plan's intended compliance with certain provisions of Section 162(m) of the Internal Revenue Code.

        You do not need to do anything in response to this Notice and the Information Statement. This notice of action by written consent and the accompanying Information Statement shall constitute the notice required by our First Amended and Restated Operating Agreement, as amended (the "Operating Agreement"), and the rules of the Securities and Exchange Commission. Capitalized terms used but not defined in this Notice or the Information Statement shall have the meanings ascribed to them in the Operating Agreement.

        THIS IS NOT NOTICE OF A SPECIAL MEETING OF THE NON-MANAGING MEMBERS OF THE COMPANY AND NO SPECIAL MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

        If you have any questions, please contact our Legal Department at (214) 953-9500.

Sincerely,

Barry E. Davis
 President and Chief Executive Officer

i

ENLINK MIDSTREAM, LLC
2501 Cedar Springs Road
Dallas, Texas 75201
(214) 953-9500

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy

Important Notice Regarding the Availability of this Information Statement
The Information Statement is available at http://enlc.enlink.com/investor/stock-information

GENERAL

        This information statement (this "Information Statement") is being furnished to the unitholders of EnLink Midstream, LLC (the "Company") of record as of the close of business on June 5, 2015 (the "Record Date") to provide information about the special approval by written consent of holders of a majority of the outstanding common units of the Company (the "Approval") of the material terms of the performance goals under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the "2014 Plan"), including the employees eligible to receive compensation thereunder, the business criteria upon which a performance goal may be based, and the maximum number of common units and maximum amount of cash compensation that may be paid to any "covered employee," with the intent to comply with certain provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Employees, non-employee directors and other individuals who provide services to us or our affiliates may be eligible to receive awards under the 2014 Plan.

        The Company was formed in October 2013. Effective as of March 7, 2014, EnLink Midstream, Inc. ("EMI") merged with and into a wholly-owned subsidiary of the Company, and Acacia Natural Gas Corp I, Inc. ("Acacia"), formerly a wholly-owned subsidiary of Devon Energy Corporation ("Devon"), merged with and into a wholly-owned subsidiary of the Company (collectively, the "mergers"). Pursuant to the mergers, each of EMI and Acacia became wholly-owned subsidiaries of the Company and the Company became publicly held. EMI owns common units representing approximately 5.3% of common units of EnLink Midstream Partners, LP (the "Partnership") outstanding as of June 5, 2015 (including Class C common units and Class E common units) and also owns EnLink Midstream Partners GP, LLC (the "General Partner"). At the time of the mergers, Acacia directly owned a 50% limited partner interest in EnLink Midstream Holdings, LP ("Midstream Holdings"), which was a wholly-owned subsidiary of Devon.

        Concurrently with the consummation of the mergers, a wholly-owned subsidiary of the Partnership acquired the remaining 50% of the outstanding limited partner interest in Midstream Holdings and all of the outstanding equity interests in EnLink Midstream Holdings GP, LLC, the general partner of Midstream Holdings (together with the mergers, the "business combination"). On February 17, 2015, Acacia contributed a 25% interest in Midstream Holdings to the Partnership in exchange for approximately 31.6 million Class D common units of the Partnership that subsequently converted into common units of the Partnership. On May 27, 2015, Acacia contributed its remaining 25% interest in Midstream Holdings to the Partnership in exchange for 36,629,888 Class E common units.

        Prior to the business combination, the 2014 Plan was approved by Devon Gas Services, L.P. ("Devon Gas Services"), the sole member of the Company at the time of such approval. Accordingly, the Approval, which occurred on June 5, 2015, was not necessary for the effectiveness of the 2014 Plan, but was sought solely in connection with the 2014 Plan's intended compliance with certain provisions of Section 162(m) of the Internal Revenue Code.

        We are not soliciting your vote or consent because, on June 5, 2015, Devon Gas Services, approved the material terms of the performance goals under the 2014 Plan for purposes of complying with certain provisions of Section 162(m) of the Internal Revenue Code by written consent without a meeting of the Non-Managing Members of the Company. As of the date of the Approval, Devon Gas

Services owned approximately 70.3% of the outstanding common units of the Company. Pursuant to Section 13.11 of the Company's First Amended and Restated Operating Agreement, as amended (the "Operating Agreement"), any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by the Non-Managing Members owning not less than the minimum percentage, by Percentage Interest, that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members entitled to vote at such meeting were present and voted. As of the Record Date, the Company had 164,230,191 common units outstanding and entitled to vote, and each common unit is entitled to one vote. As of the Record Date, Devon Gas Services held 115,495,669 common units, or approximately 70.3% of the common units outstanding. Delaware law does not afford any unitholder the opportunity to dissent from the action described in this Information Statement.

        The Approval will become effective on the date that is 20 calendar days after the date this Information Statement is first sent or given to our unitholders. We expect that this Information Statement will be first sent or given to our unitholders on or about June 17, 2015. Therefore, we expect that the Approval will become effective on or about July 7, 2015. A copy of the 2014 Plan is attached hereto as Annex A. Please read this Information Statement carefully and in its entirety as it contains important information.

        In this Information Statement, unless the context otherwise requires, references to the "Company," "we," "us" and "our" refer to EnLink Midstream, LLC and its consolidated subsidiaries. The Company's principal executive offices are located at 2501 Cedar Springs Road, Dallas, TX 75201, and the Company's telephone number is (214) 953-9500.

NOTICE OF APPROVAL OF THE MATERIAL TERMS OF
THE PERFORMANCE GOALS UNDER THE 2014 PLAN

        The following description of the 2014 Plan is not complete and is qualified by reference to the full text of the 2014 Plan, which is attached to this Information Statement as Annex A. The 2014 Plan was previously approved by the sole member of the Company prior to the business combination described above under the caption "General." Accordingly, the Approval was not necessary for the effectiveness of the 2014 Plan, but was sought solely in connection with the 2014 Plan's intended compliance with certain provisions of Section 162(m) of the Internal Revenue Code.

Summary of the 2014 Plan

        Employees, non-employee directors and other individuals who provide services to us or our affiliates may be eligible to receive awards under the 2014 Plan. The 2014 Plan permits the grant of cash and equity-based awards, which may be awarded in the form of options, restricted unit awards, restricted incentive units, unit appreciation rights ("UARs"), distribution equivalent rights ("DERs"), unit awards, cash awards and performance awards. At the time of adoption of the 2014 Plan, 11,000,000 common units representing limited liability company interests in us were initially reserved for issuance pursuant to awards under the 2014 Plan. Common units subject to an award under the 2014 Plan that are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including withheld to satisfy exercise prices or tax withholding obligations, will again become available for delivery pursuant to other awards under the 2014 Plan. Of the 11,000,000 common units that may be awarded under the 2014 Plan, 9,832,050 common units remain eligible for future grants as of June 5, 2015. The long-term compensation structure is intended to align the employee's performance with long-term performance for our unitholders.

        In general, the 2014 Plan is administered by the Governance and Compensation Committee of the Board (as defined below). With respect to application of the 2014 Plan to non-employee directors, the 2014 Plan is administered by the board of directors (the "Board") of EnLink Midstream Manager, LLC (the "Managing Member"). The Governance and Compensation Committee generally has the sole discretion to determine which eligible individuals receive awards under the 2014 Plan, subject to the review of the Board of awards to certain of our executive officers, and the Board has such discretion with respect to which eligible non-employee directors receive awards under the 2014 Plan.

        The 2014 Plan will automatically expire on the tenth anniversary of its February 5, 2014 effective date. The Board may amend or terminate the 2014 Plan at any time, subject to any requirement of unitholder approval required by applicable law, rule or regulation. The Governance and Compensation Committee or the Board, as applicable, may generally amend the terms of any outstanding award under the 2014 Plan at any time. However, no action may be taken by the Governance and Compensation Committee or the Board, as applicable, under the 2014 Plan that would materially and adversely affect the rights of a participant under a previously granted award without the participant's consent.

  •
  Options.  Options are rights to purchase a specified number of our common units at a specified price. The exercise price of an option cannot be less than the fair market value per common unit on the date on which the option is granted and the term of the option cannot exceed ten years from the date of grant. Options will be exercisable on such terms as the Governance and Compensation Committee or the Board, as applicable, determines. The Governance and Compensation Committee or the Board, as applicable, will also determine the time or times at which, and the circumstances under which, an option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, form of consideration payable in settlement, method by or forms in which common units will be delivered to participants, and whether or not an option will be in tandem with a UAR award. Under no circumstances will distributions or DERs be granted or made with respect to option awards. An option granted to an employee may consist of an option that complies with the requirements of Section 422 of the Internal Revenue Code, referred to in the 2014 Plan as an "incentive unit option." In the case of an incentive unit option granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of units, the exercise price of the option must be at least 110% of the fair market value per common unit on the date of grant and the term of the option cannot exceed five years from the date of grant.

  •
  Unit Appreciation Rights or UARs.  A UAR is a right to receive an amount equal to the excess of the fair market value of one common unit on the date of exercise over the grant price of the UAR (which shall be no less than the fair market value of a common unit on the grant date). UARs will be exercisable on such terms as the Governance and Compensation Committee or the Board, as applicable, determines. The Governance and Compensation Committee or the Board, as applicable, will also determine the time or times at which and the circumstances under which a UAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which common units will be delivered or deemed to be delivered to participants, whether or not a UAR will be in tandem with an option award, and any other terms and conditions of any UAR. UARs may be either freestanding or in tandem with other awards. Under no circumstances will distributions or DERs be granted or made with respect to UAR awards.

  •
  Restricted Units.  A restricted unit is a grant of a common unit subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the Governance and Compensation Committee or the Board, as applicable. The Governance and Compensation Committee or the Board, as applicable, may provide, in its discretion, that the distributions made by us with respect to the restricted units will be subject to the same forfeiture and other restrictions as the restricted unit and, if so restricted, such distributions will be held, without interest, until the restricted unit vests or is forfeited with the unit distribution right being paid or forfeited at the same time, as the case may be. In addition, the Governance and Compensation Committee or the Board, as applicable, may provide that such distributions be used to acquire additional restricted units for the participant. Under no circumstances will DERs be granted or made with respect to restricted unit awards.

  •
  Restricted Incentive Units.  Restricted incentive units are rights to receive cash, common units or a combination of cash and common units at the end of a specified period. Restricted incentive units may be subject to restrictions, including a risk of forfeiture, as determined by the Governance and Compensation Committee or the Board, as applicable. The Governance and Compensation Committee or the Board, as applicable, may, in its sole discretion, grant DERs with respect to restricted incentive units.

  •
  Distribution Equivalent Rights or DERs.  DERs entitle a participant to receive cash or additional awards equal to the amount of any cash distributions made by us with respect to a common unit during the period the right is outstanding. DERs may be granted as a stand-alone award or with respect to awards other than restricted units, options or UARs. Subject to Section 409A of the Internal Revenue Code, payment of a DER issued in connection with another award may be subject to the same vesting terms as the award to which it relates or different vesting terms, in the discretion of the Governance and Compensation Committee or the Board, as applicable.

  •
  Unit Awards.  The 2014 Plan permits the grant of unit awards, which are common units that are not subject to vesting restrictions.

  •
  Cash Awards.  The 2014 Plan permits the grant of cash awards, which are awards denominated and payable in cash.

  •
  Performance Awards.  Performance awards represent a participant's right to receive an amount of cash, common units, or a combination of both, contingent upon the attainment of specified performance measures within a specified period. The Governance and Compensation Committee, the Board or other committee that is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code (the "Section 162(m) Committee"), as applicable, will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award. In addition, the 2014 Plan permits, but does not require, the Governance and Compensation Committee or the Section 162(m) Committee, as applicable, to structure any performance award made to a covered employee as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

    Section 162(m) of the Internal Revenue Code generally limits the deductibility for federal income tax purposes of annual compensation paid to certain executives of a company (each a "covered employee" as defined in Section 162(m) of the Internal Revenue Code) to $1 million per covered employee in a taxable year (to the extent such compensation does not constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code).

    Performance awards granted to covered employees that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established and administered by the Governance and Compensation Committee or the Section 162(m) Committee, as applicable, in accordance with Section 162(m) prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Performance awards may be measured over a period of up to ten years, as specified by the Governance and Compensation Committee or the Section 162(m) Committee, as applicable.

    A performance goal may include one or more of the following and need not be the same for each covered employee:

      (1)
      earnings per unit;

      (2)
      increase in revenues;

      (3)
      increase in cash flow;

      (4)
      increase in cash flow from operations;

      (5)
      increase in cash flow return;

      (6)
      return on net assets;

      (7)
      return on assets;

      (8)
      return on investment;

      (9)
      return on capital;

      (10)
      return on equity;

      (11)
      economic value added;

      (12)
      operating margin;

      (13)
      contribution margin;

      (14)
      net income;

      (15)
      net income per unit;

      (16)
      pretax earnings;

      (17)
      pretax earnings before interest, depreciation and amortization;

      (18)
      pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items;

      (19)
      total unitholder return;

      (20)
      debt reduction;

      (21)
      market share;

      (22)
      change in the fair market value of the common units;

      (23)
      operating income; and

      (24)
      any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Governance and Compensation Committee or the Section 162(m) Committee, as applicable, including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

        Performance awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the participant, the Company as a whole or one or more of our business units or by comparison with a peer group of companies. Performance goals may also be contingent on individual performance goals established by the Governance and Compensation Committee or the Section 162(m) Committee, as applicable.

        Prior to the payment of any compensation based on the achievement of performance goals applicable to qualified performance awards, the Governance and Compensation Committee or the Section 162(m) Committee, as applicable, must certify in writing that the applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any qualified performance awards will be determined by the Governance and Compensation Committee or the Section 162(m) Committee, as applicable, to the extent permitted by Section 162(m) of the Internal Revenue Code. The applicable committee will adjust the performance goals (either up or down) and the level of the performance award that a participant may earn, to the extent permitted pursuant to Section 162(m) of the Internal Revenue Code, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced our ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, performance goals and performance awards will be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such performance goals are established.

        In each calendar year, during any part of which the 2014 Plan is in effect, a covered employee may not be granted (a) awards (other than awards designated to be paid only in cash or the settlement of which is not based on a number of units) relating to more than 300,000 units, subject to adjustment as provided in the 2014 Plan, and (b) awards designated to be paid only in cash, or the settlement of which is not based on a number of units, having a value determined on the date of grant in excess of $3,000,000.

        Upon a change of control of the Company and except as provided in the award agreement, the Governance and Compensation Committee may cause unit options and UAR grants to be vested, may cause change of control consideration to be paid in respect of some or all of such awards, or may make other adjustments (if any) that it deems appropriate with respect to such awards. With respect to other awards, upon a change of control of the Company and except as provided in the award agreement, the Governance and Compensation Committee may cause such awards to be adjusted, which adjustments may relate to the vesting, settlement or the other terms of such awards.

Outstanding Equity Awards Under the 2014 Plan

        The following table provides information concerning the units underlying all equity awards that have been received or allocated (including units underlying both exercised and unexercised options and vested and unvested equity incentive plan awards) as of June 2, 2015, to the following persons or groups: (i) each of our named executive officers, (ii) our current executive officers as a group, (iii) our current non-executive officers directors as a group and (iv) all employees, other than current executive officers, as a group.

Name	Number of Units Underlying Equity Incentive Plan Awards
Barry E. Davis	156,059
Steven J. Hoppe	64,671
Mac Hummel	57,840
Michael J. Garberding	83,168
Stan Golemon	39,172
All current executive officers as a group	426,554
All current non-executive officer directors as a group	2,998
All employees, other than executive officers, as a group	904,988

EXECUTIVE COMPENSATION

        We do not directly employ any of the persons responsible for managing our business. The Managing Member manages our operations and activities, and its Board and officers make decisions on our behalf. The compensation of the executive officers and directors of the Managing Member is determined by the Board upon the recommendation of its Governance and Compensation Committee. Our named executive officers also serve as executive officers of the General Partner, our indirect wholly-owned subsidiary and the general partner of the Partnership; therefore, the compensation of our named executive officers reflects total compensation for services both to us and the Partnership during the year ended December 31, 2014. We pay all expenses incurred on our behalf, including the costs of employee, officer and director compensation and benefits, as well as all other expenses necessary or appropriate to the conduct of our business. We currently pay a monthly fee to EnLink Midstream GP, LLC to cover our portion of administrative and compensation costs, including compensation costs relating to the named executive officers.

        Based on the information that we track regarding the amount of time spent by each of our named executive officers on business matters relating to EnLink Midstream, LLC, we estimate that such officers devoted the following percentage of their time to the business of EnLink Midstream Partners, LP and EnLink Midstream, LLC, respectively, for 2014:

Executive Officer or Director	Percentage of Time Devoted to Business of EnLink Midstream Partners, LP	Percentage of Time Devoted to Business of EnLink Midstream, LLC
Barry E. Davis	80%	20%
Steven J. Hoppe	90%	10%
Mac Hummel	90%	10%
Michael J. Garberding	65%	35%
Stan Golemon	100%	—

Compensation Discussion and Analysis

        The Charter of the Governance and Compensation Committee includes the following:

  •
  The Governance and Compensation Committee has general oversight responsibility for the Company's compensation plans, policies and programs. This general oversight responsibility includes reviewing and approving compensation policies and practices for all employees, overall payroll, bonus plans, overall bonus payouts, setting bonus targets, and other general compensation matters.

  •
  The Governance and Compensation Committee is authorized to make awards under the Company's long-term incentive plans. The Governance and Compensation Committee will review and approve the total number of awards to be made from time to time. The allocation of those awards to employees that are not "Executive Officers" (as defined below) will be made by the Chief Executive Officer.

  •
  Not less than annually, the Governance and Compensation Committee will review the Company's executive compensation plans and policies. The Governance and Compensation Committee will review the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, any officer designated as a "Section 16 Officer" and each other officer that the Governance and Compensation Committee or the Board may designate (collectively referred to as the "Executive Officers"). The Governance and Compensation Committee will evaluate the performance of the Chief Executive Officer, and, together with the Chief Executive Officer, the performance of each other Executive Officer. The Governance and Compensation Committee will at least annually review each Executive Officer's base compensation, bonus, awards under the Company's long-term incentive plans, and any other compensation, and make recommendations to the Board regarding each Executive Officer's compensation. No Executive Officer may be present during any voting or deliberations by the Governance and Compensation Committee regarding his or her compensation.

  •
  The Governance and Compensation Committee will review the policies of the Company and the General Partner regarding the compensation of directors serving on the Board and the Board of Directors of the General Partner (the "GP Board") and make recommendations to the Board regarding such compensation, including meeting fees, committee fees and equity-based compensation.

  •
  The Governance and Compensation Committee will review and oversee the Company's succession plans and leadership development programs for the Chief Executive Officer and the other Executive Officers, including reviewing from time to time reports and presentations regarding human resources, executive development, staffing, training, performance management, career development and other related matters as necessary.

  •
  The Governance and Compensation Committee will review and approve the terms of any employment contracts, severance agreements, or other contracts with any Executive Officer, provided that the Board reserves to itself the approval of the compensation of the Executive Officers.

        In order to compete effectively in our industry, it is critical that we attract, retain and motivate leaders that are best positioned to deliver financial and operational results that benefit our unitholders. It is the Governance and Compensation Committee's responsibility to design and administer compensation programs that achieve these goals, and to make recommendations to the Board to approve and adopt these programs.

Compensation Philosophy and Principles

        Our executive compensation is designed to attract, retain and motivate top-tier executives and align their individual interests with the interests of our unitholders. The compensation of each of our executives is comprised of base salary, bonus opportunity and equity-based awards under our long-term incentive plans. The Governance and Compensation Committee's philosophy is to generally target the 50th percentile of our Peer Group (discussed below) for base salaries, target the 50th percentile of our Peer Group for bonuses (but retain discretion to reduce or increase bonus amounts to address individual performance) and to provide executives the opportunity to earn long-term compensation, in the form of equity, in the top quartile relative to our Peer Group.

        The Governance and Compensation Committee considers the following principles in determining the total compensation of the named executive officers:

  •
  in order to achieve its goals, it is critical that we attract, retain and motivate highly qualified executive officers;

  •
  base salary and bonus opportunities must be competitive in order to attract, retain and motivate highly qualified executive officers;

  •
  equity-based incentive compensation should represent a significant portion of the executive's total compensation in order to retain and incentivize highly qualified executives and align their individual long-term interests with the interests of unitholders;

  •
  compensation programs must be sufficiently flexible to address special circumstances, which include payments under retention plans specifically targeted to retain highly qualified officers during challenging times; and

  •
  the overall compensation program should drive performance and reward contributions in support of our business strategies and achievements.

Compensation Methodology

        Annually, the Governance and Compensation Committee reviews our executive compensation program in total and each element of compensation specifically. The review includes an analysis of the compensation practices of other companies in our industry, the competitive market for executive talent, the evolving demands of the business, specific challenges that we may face, and individual contributions to the Company and the Partnership. The Governance and Compensation Committee recommends to the Board adjustments to the overall compensation program and to its individual components as the Governance and Compensation Committee determines necessary to achieve our goals. The Governance and Compensation Committee periodically retains consultants to assist in its review and to provide input regarding its compensation program and each of its elements.

        With respect to compensation objectives and decisions regarding the named executive officers for fiscal 2014, the Governance and Compensation Committee has reviewed market data with respect to peer companies provided by Meridian Compensation Partners, LLC ("Meridian") in determining relevant compensation levels and compensation program elements for our named executive officers, including establishing their respective base salaries. In addition, Meridian has provided guidance on current industry trends and best practices to the Governance and Committee. The market data that the Governance and Committee reviewed included the base salary, bonus structure, bonus methodology and short and long-term compensation elements paid to executive officers in similar positions at our peer companies. For 2014, the Governance and Compensation Committee and Meridian collaborated to identify the following companies as "Peer Companies" of EnLink Midstream, LLC for comparison purposes: Access Midstream Partners, L.P., Boardwalk Partners, L.P., Buckeye Partners, L.P., Centerpoint Energy, Inc., Enbridge Energy Partners, L.P., EQT Corp, Hollyfrontier Corp., Magellan Midstream Partners, L.P., Markwest Energy Partners, L.P., Oneok Partners, L.P., Pembina Pipeline Corp., Regency Energy Partners, L.P., Southwestern Energy Co., Sunoco Logistics Partners, L.P., Targa Resource Partners, L.P. and Western Gas Partners, L.P. ("Peer Group"). We believe that this group of companies is representative of the industry in which we operate and the individual companies were chosen because of such companies' relative position in our industry, relative size/market capitalization, relative complexity of the business, similar organizational structure, competition for similar executive talent and the named executive officers' roles and responsibilities.

        In addition, the Governance and Compensation Committee has reviewed various relevant compensation surveys with respect to determining compensation for the named executive officers. In determining the long-term incentive component of compensation of our senior executives (including the named executive officers), the Governance and Compensation Committee considers individual performance and relative equity holder benefit, the value of similar incentive awards to senior executives at comparable companies, awards made to the company's senior executives in past years, the value of all unvested awards held by the executive, and such other factors as the Governance and Compensation Committee deems relevant.

Elements of Compensation

        For fiscal year 2014, the principal elements of compensation for the named executive officers were the following:

  •
  base salary;

  •
  annual bonus plan awards;

  •
  long-term incentive plan awards; and

  •
  retirement and health benefits.

        The Governance and Compensation Committee reviews and makes recommendations regarding the mix of compensation, both among short- and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of the named executive officers. We believe that the mix of base salary, annual bonus awards, awards under the long-term incentive plan, retirement and health benefits and perquisites and other compensation fit our overall compensation objectives. We believe this mix of compensation provides competitive compensation opportunities to align and drive employee performance in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies that we require.

        Base Salary.    The Governance and Compensation Committee recommends base salaries for the named executive officers based on the historical salaries for services rendered to us and our affiliates, market data and responsibilities of the named executive officers. Salaries are generally determined by considering the employee's performance and prevailing levels of compensation in areas in which a particular employee works. As discussed above, except with respect to the monthly reimbursement payment that we make to EnLink Midstream GP, LLC, all of the base salaries of the named executive officers were allocated to the Partnership as general and administration expenses. The base salaries paid to our named executive officers during fiscal year 2014 are shown in the Summary Compensation Table below. Effective January 1, 2105, the base salaries payable to our named executive officers for fiscal 2015 were established as follows: Barry E. Davis $660,000; Steven Hoppe $390,000; Mac Hummel $390,000; Michael J. Garberding $450,000; and Stan Golemon $300,000.

        Bonus Awards.    The Annual Bonus Plan is applicable to all employees. Prior to the changes to the Annual Bonus Plan in 2015, which implement the short-term incentive program (the "STI Program") that modifies and supersedes the Annual Bonus Plan, bonuses were awarded under the plan to our named executive officers based on a formulaic approach that utilized a performance metric that was tied to adjusted EBITDA as a guideline. The same adjusted EBITDA performance metric was used as a guideline for bonuses for all employees. The adjusted EBITDA goals were established at the beginning of the year by the Board upon the recommendation of the Governance and Compensation Committee. The Governance and Compensation Committee oversaw the Annual Bonus Plan and made recommendations regarding bonuses to be awarded to each of the named executive officers. Discretionary bonuses in addition to bonuses under the Annual Bonus Plan were awarded from time to time by the Governance and Compensation Committee to reward outstanding service to the company.

        The final amount of bonus for each named executive officer was determined by the Governance and Compensation Committee and recommended for approval by the Board, based upon the Governance and Compensation Committee's assessment of whether such officer met his or her performance objectives established at the beginning of the performance period. These performance objectives included the quality of leadership within the named executive officer's assigned area of responsibility, the achievement of technical and professional proficiencies by the named executive officer, the execution of identified priority objectives by the named executive officer and the named executive officer's contribution to, and enhancement of, the desired company culture. These performance objectives were reviewed and evaluated by the Governance and Compensation Committee as a whole. All of our named executive officers met or exceeded their personal performance objectives for 2014. Accordingly, the Governance and Compensation Committee and the Board awarded bonuses to the named executive officers ranging from approximately 63% to 133% of base salary for 2014. Such awards were paid in the form of equity-based awards that immediately vest and were allocated 50% in units of EnLink Midstream, LLC and 50% in units of EnLink Midstream Partners, LP.

        The Governance and Compensation Committee believes that a portion of executive compensation must remain discretionary and exercises its discretion with respect to bonus awards payable to its named executive officers. The Governance and Compensation Committee may exercise its discretion to reduce the amount calculated under the formula as described above, or to supplement the amount to reward or address extraordinary individual performance, challenges and opportunities not reasonably foreseeable at the beginning of a performance period, internal equities and external competition or opportunities.

        Target adjusted EBITDA was based upon a standard of reasonable market expectations and company performance, and has varied from year to year. Several factors are reviewed in determining target adjusted EBITDA, including market expectations, internal forecasts and available investment opportunities. For 2014, our adjusted EBITDA levels for bonuses were $625.0 million for minimum bonuses, $675.0 million for target bonuses and $725.0 million for maximum bonuses. The 2014 Plan provided for named executive officers to receive bonus payouts of 12% to 25% of base salary at the minimum threshold, payouts ranging from 60% to 125% of base salary at the target level and payouts ranging from 90% to 188% of base salary at the maximum level.

        All employees, including our named executive officers, are eligible to receive bonuses under the STI Program. The Governance and Compensation Committee and the Board will oversee the STI Program. Under the program, bonuses are awarded to employees based on a formulaic approach that utilizes certain metrics to measure success and are subject to the discretion of the Governance and Compensation Committee and the Board. The named executive officers are designated as corporate officers, gas business unit officers or liquids business unit officers for purposes of the STI Program. The metrics employed by the STI Program vary depending on the applicable officer's designation. The STI Program contemplates that (i) named executive officers designated as corporate officers will be eligible for bonuses based on our achievement level of EBITDA and safety metrics, (ii) named executive officers designated as gas business unit officers will be eligible for bonuses based on a weighted average of (x) our achievement of EBITDA and safety metrics and (y) our gas business unit's achievement of net operating income ("NOI") and safety metrics and (iii) named executive officers designated as liquids business unit officers will be eligible for bonuses based on a weighted average of (A) our achievement of EBITDA and safety metrics and (B) our liquids business unit's achievement of NOI and safety metrics. The Governance and Compensation Committee and the Board will set annual weightings used in the foregoing bonus calculations applicable to gas business unit and liquids business unit officers.

        In addition, the Governance and Compensation Committee and the Board, with input from management, will set annual EBITDA and NOI threshold, target and maximum goals based on a number of considerations, including reasonable market expectations, internal company forecasts, available investment opportunities and company performance. Such goals will vary from year to year. The Governance and Compensation Committee and the Board, with input from management, will also set annual safety index score threshold, target and maximum goals for each of corporate, gas business unit and liquids business unit. The goals will vary from year to year and will vary among each of corporate, gas business unit and liquids business unit. The safety index score is developed based on four categories: (i) safety statistics, including certain incident rates; (ii) leading indicators, such as safety meeting and training attendance; (iii) knowledge and development, which is based on standard assessments; and (iv) safety programs, including completed facility assessments and implementation of environmental, health and safety standards. Management of each of the gas and liquids business unit will participate in setting specific goals within the foregoing categories to ensure that the safety program influences and incents desired outcomes.

        The Board, based on recommendations of the Governance and Compensation Committee, will determine final bonus amounts for our named executive officers. As with our prior annual bonus plans, the Governance and Compensation Committee believes that a portion of executive compensation must remain discretionary and subject to the discretion of the Governance and Compensation Committee and the Board with respect to bonus awards payable to its named executive officers. Therefore, the STI Program contemplates that the Governance and Compensation Committee and the Board retain discretion with respect to bonus awards payable to named executive officers. The Governance and Compensation Committee may exercise its discretion to reduce the amount calculated under the formulas as described above, or to supplement the amount to reward or address extraordinary individual performance, challenges and opportunities not reasonably foreseeable at the beginning of a performance period, internal equities, and external competition or opportunities.

        Additionally, on January 14, 2014, the GP Board, upon the recommendation of its compensation committee (the "GP Committee"), approved and authorized the Partnership to fund a cash bonus plan in an aggregate amount of up to $10.0 million (the "Transaction Bonus Plan") to reward a broad base of employees, including the then-existing named executive officers upon closing of the transactions with Devon. In February 2014, the GP Committee awarded $1,600,000 to Barry E. Davis under the

Transaction Bonus Plan, and the GP Committee and the GP Board approved allocations to the other then-existing named executive officers of the Partnership, including the following amounts: Michael J. Garberding $800,000 and Stan Golemon $200,000.

        Long-Term Incentive Plans.    We believe that equity awards are instrumental in attracting, retaining, and motivating employees, and that they align the interests of our officers and directors with the interests of the unitholders. In connection with the business combination, the 2014 Plan was adopted, effective as of February 5, 2014. Additionally, effective as of the consummation of the business combination, we assumed the EnLink Midstream, LLC 2009 Long-Term Incentive Plan (formerly known as the Crosstex Energy, Inc. 2009 Long-Term Incentive Plan) (the "2009 Plan") in respect of the outstanding awards granted thereunder and the award agreements governing such awards, in each case subject to applicable adjustments in the manner set forth in the agreement entered into in connection with the mergers. Our directors and officers also are eligible to participate in the EnLink Midstream GP, LLC Long-Term Incentive Plan (the "GP Plan").

        The Board, at the recommendation of the Governance and Compensation Committee, approves the grants of awards to our named executive officers. The Governance and Compensation Committee believes that equity compensation should comprise a significant portion of a named executive officer's compensation, and considers a number of factors when determining the grants to each individual. The considerations include: the general goal of allowing the named executive officer the opportunity to earn aggregate equity compensation (comprised of our units and Partnership units) in the upper quartile of our Peer Group; the amount of unvested equity held by the individual executive; the executive's performance; and other factors as determined by the Governance and Compensation Committee.

        A discussion of each plan follows:

        EnLink Midstream, LLC 2014 Long-Term Incentive Plan.    See "Summary of the 2014 Plan" for a description of the 2014 Plan.

        EnLink Midstream 2009 Long-Term Incentive Plan.    The 2009 Plan provides for the award of unit options, restricted units, restricted incentive units and other awards (collectively, "Awards"). As a result of the consummation of the business combination, however, it is anticipated that no future Awards will be granted under the 2009 Plan. The Governance and Compensation Committee administers the 2009 Plan and has the authority to grant waivers of the applicable plan terms, conditions, restrictions and limitations. As of December 31, 2014, no common units are reserved for issuance under the 2009 Plan. Each outstanding unit award under the 2009 Plan has a vesting period that was established in the sole discretion of the predecessor to the Governance and Compensation Committee and as modified by the waivers entered into by certain individuals in connection with the business combination, provided that earlier vesting may arise by reason of death, disability, retirement or otherwise.

        The Governance and Compensation Committee may amend, modify, suspend or terminate the 2009 Plan, except that no amendment that would impair the rights of any participant to any Award may be made without the consent of such participant, and no amendment requiring unitholder approval under any applicable legal requirements will be effective until such approval has been obtained.

        EnLink Midstream GP, LLC Long-Term Incentive Plan.    EnLink Midstream GP, LLC has adopted the GP Plan for employees, consultants and independent contractors of EnLink Midstream GP, LLC and its affiliates and outside directors of the GP Board who perform services for the Partnership. The GP Plan is administered by the GP Committee and permits the grant of awards, which may be awarded in the form of restricted incentive units or unit options. An aggregate of 9,070,000 common units representing limited partner interests in the Partnership are authorized for issuance under the GP Plan. Of the 9,070,000 common units that may be awarded under the GP Plan, 2,991,787 common units remain eligible for future grants as of December 31, 2014. The long-term compensation structure is intended to align the employee's performance with long-term performance for the Partnership's unitholders.

        The GP Plan will automatically expire on the tenth anniversary of the date of the GP Plan's last approval by unitholders of the Partnership, which was May 9, 2013. The GP Board, in its discretion, may terminate or amend the GP Plan at any time with respect to any units for which a grant has not yet been made. The GP Board also has the right to alter or amend the GP Plan or any part of the GP Plan from time to time, including increasing the number of units that may be granted subject to the approval requirements of the exchange upon which the common units are listed at that time. The GP Committee may generally amend the terms of any outstanding award under the GP Plan at any time. However, no action may be taken by the GP Board or the GP Committee under the GP Plan that would materially reduce the benefits of a participant under a previously granted award without the consent of the participant.

  •
  Unit Options.  The GP Plan currently permits the grant of options covering common units. These are rights to purchase a specified number of common units of the Partnership at a specified price. All unit option grants will have an exercise price that is not less than 100% of the fair market value of the units on the date of grant. In general, unit options granted will become exercisable over a period determined by the GP Committee and the term of the options cannot exceed ten years from the date of grant. In addition, unit options may, pursuant to their terms, become exercisable upon a change of control of the Partnership or the General Partner. The General Partner will be entitled to reimbursement by the Partnership for the difference between the cost incurred by it in acquiring these common units and the proceeds received by it from an optionee at the time of exercise. Thus, the cost of the unit options will be borne by the Partnership. If the Partnership issues new common units upon exercise of the unit options, the total number of common units outstanding will increase, and the General Partner will pay the Partnership the proceeds it received from the optionee upon exercise of the unit option. Any unit options granted pursuant to the GP Plan have been designed to furnish additional compensation to employees, consultants, independent contractors and directors and to align their economic interests with those of common unitholders.

  •
  Restricted Incentive Units.  The GP Plan currently permits the grant of restricted incentive units. These awards of restricted incentive units are rights that entitle the grantee to receive common units of the Partnership upon the vesting of such restricted incentive units. The GP Committee will determine the terms, conditions and limitations applicable to any awards of restricted incentive units. Awards of restricted incentive units will have a vesting period established in the sole discretion of the GP Committee, which may include, without limitation, vesting upon the achievement of specified performance goals. In addition, the restricted incentive units may, pursuant to their terms, vest upon a change of control of the Partnership or the General Partner. Common units to be delivered upon the vesting of restricted incentive units may be common units acquired by the General Partner in the open market, common units already owned the General Partner, common units acquired by the General Partner directly from us or any other person or any combination of the foregoing. The General Partner will be entitled to reimbursement by the Partnership for the cost incurred in acquiring common units. If the Partnership issues new common units upon vesting of the restricted incentive units, the total number of common units outstanding will increase. The GP Committee, in its discretion, may grant tandem DERs with respect to restricted incentive units which entitles a participant to receive cash or additional awards equal to the amount of any cash distributions made by us with respect to a common unit during the period the right is outstanding. The GP Committee may provide, in its discretion, that the DERs will be subject to the same forfeiture and other restrictions as a restricted incentive unit and, if so restricted, such distributions will be held, without interest, until the restricted incentive unit vests or is forfeited with the distribution being paid or forfeited at the same time, as the case may be. The Partnership intends for the issuance of the common units upon vesting of the restricted incentive units under the GP Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, under current policy, GP Plan participants will not pay any consideration for the common units they receive, and the Partnership will receive no remuneration for the units.

        The total value of the equity compensation granted to our executive officers generally has been awarded 50% in restricted incentive units of the Partnership and 50% in restricted incentive units of EnLink Midstream, LLC. In addition, our executive officers may receive additional grants of equity compensation in certain circumstances, such as promotions. For fiscal year 2014, EnLink Midstream, LLC granted 88,788, 34,153, 27,322, 44,090 and 28,436 restricted incentive units to Barry E. Davis, Steven J. Hoppe, Mac Hummel, Michael J. Garberding and Stan Golemon, respectively. For fiscal year 2014, EnLink Midstream GP, LLC granted 102,752, 39,708, 35,967, 51,042 and 27,473 restricted incentive units to Barry E. Davis, Steven J. Hoppe, Mac Hummel, Michael J. Garberding and Stan Golemon, respectively. All performance and restricted incentive units that we grant are charged against earnings according to FASB Accounting Standards Codification 718—"Compensation—Stock Compensation" (ASC 718).

        Retirement and Health Benefits.    We offer a variety of health and welfare and retirement programs to all eligible employees. The named executive officers are generally eligible for the same programs on the same basis as our other employees. We maintain a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax deferred basis. In 2014, we matched 100% of every dollar contributed for contributions of up to 6% of salary (not to exceed the maximum amount permitted by law) made by eligible participants. A portion of the retirement benefits provided to the named executive officers were allocated to us as general and administration expenses. Our executive officers are also eligible to participate in any additional retirement and health benefits available to our other employees.

        Perquisites.    We do not pay for perquisites for any of the named executive officers, other than payment of dues, sales tax and related expenses for membership in an industry related private lunch club (totaling less than $2,500 per year per person).

Change in Control and Severance Agreements

        All of our named executive officers and certain members of senior management entered into change in control agreements (the "Change in Control Agreements") and severance agreements (the "Severance Agreements" and collectively with the Change in Control Agreements, the "Agreements") with EnLink Midstream Operating, LP (the "Operating Partnership") as of November 1, 2014.

        The Agreements restrict the officers from competing with the Operating Partnership, EnLink Midstream, LLC, the Partnership, our general partner, its manager or their respective affiliates and subsidiaries (the "Company Group") during the term of employment. In addition, the Agreements restrict the officers, both during their employment and for varying periods following the termination of such employment, from (i) disclosing confidential information, (ii) soliciting other employees to accept employment with a third party or terminate their employment with any member of the Company Group, (iii) soliciting or interfering with any person that is or was a client or customer of any member of the Company Group and (iv) disparaging any member of the Company Group. The Agreements provide the Operating Partnership with equitable remedies and with the right to clawback benefits if the restrictions described in this paragraph are breached by a terminated employee following a termination date. In the event of a termination, the terminated employee is required to execute a general release of the Company Group in order to receive any benefits under the Agreements.

        Under the Severance Agreements, if an officer's employment is terminated without cause (as defined in the Severance Agreement) or is terminated by the officer for good reason (as defined in the Severance Agreement), such officer will be entitled to receive (i) his or her accrued base salary up to the date of termination, (ii) any unpaid annual bonus with respect to the calendar year ending prior to the officer's termination date that has been earned as of such date, (iii) a prorated amount of the bonus (to the extent such bonus would have otherwise been earned by such officer) for the calendar year in which the termination occurs, (iv) such other fringe benefits (other than any bonus, severance pay benefit or medical insurance benefit) normally provided to employees that are already earned or accrued as of the date of termination (the foregoing items in clauses (i) - (iv) are referred to as the "General Benefits"), (v) certain outplacement services (the "Outplacement Benefits"), (vi) a lump sum severance equal to the sum of (A) the officer's then-current base salary and (B) any target bonus (as defined in the applicable Agreement) for the year that includes the date of termination (the "Severance Benefit") times two for the officers plus (vii) an amount equal to the cost to the officer to extend his or her then-current medical insurance benefits for 18 months following the effective date of the termination (the "Medical Severance Benefit").

Potential Payments Upon a Change of Control

        Under the Change in Control Agreements, if, within 120 days prior to or within 24 months following a change in control (as defined in the Change in Control Agreement), an officer's employment is terminated without cause (as defined in the Change in Control Agreement) or is terminated by the officer for good reason (as defined in the Change in Control Agreement), such officer will be entitled to the General Benefits, the Outplacement Benefits, the Medical Severance Benefit and the Severance Benefit; provided, however, that the Chief Executive Officer would be entitled to three times the Severance Benefit and the other officers would be entitled to two times the Severance Benefit. Other members of senior management (including Stan Golemon and Alaina K. Brooks) do not receive an increase in the Severance Benefit if they are terminated in connection with a change in control.

        In addition, the Agreements provide for the General Benefits upon the officer's termination of employment due to his or her death or disability (as defined in the Agreements).

        The Agreements provide that an officer may only become entitled to payments under the Severance Agreement or the Change in Control Agreement, but not under both Agreements. Upon execution of an Agreement, such Agreement will continue in effect until the applicable renewal date, the termination of the officer's employment or termination of the Agreement by the Operating Partnership, except that the Change in Control Agreement may not be terminated for a period that begins 120 days prior to, and ends 24 months following, a change in control.

        If the payments and benefits provided to an officer under the Agreements (i) constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code and exceed three times the officer's "base amount" as defined under Section 280G(b)(3) of the Internal Revenue Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the officer's payments and benefits will be either (A) paid in full, or (B) reduced and payable only as to the maximum amount which would result in no portion of such payments and benefits being subject to such excise tax, whichever results in the receipt by the officer on an after-tax basis of the greatest amount (taking into account the applicable federal, state and local income taxes, the excise tax imposed by Section 4999 of the Internal Revenue Code and all other taxes, including any interest and penalties, payable by the officer).

        With respect to the long-term incentive plans, the amounts to be received by our named executive officers in the event of a change of control (as defined in the long-term incentive plans) will be automatically determined based on the number of units underlying any unvested equity incentive awards held by a named executive officer at the time of a change of control. The terms of the long-term incentive plans were determined based on past practice and the applicable compensation committee's understanding of similar plans utilized by public companies generally at the time we adopted such plans. The determination of the reasonable consequences of a change of control is periodically reviewed by the applicable compensation committee.

        Upon a change of control, and except as provided in the award agreement, the applicable compensation committee may cause unit options and UAR grants to be vested, may cause change of control consideration to be paid in respect of some or all of such awards, or may make other adjustments (if any) that it deems appropriate with respect to such awards. With respect to other awards, upon a change of control and except as provided in the award agreement, the applicable compensation committee may cause such awards to be adjusted, which adjustments may relate to the vesting, settlement or the other terms of such awards.

        The potential payments that may be made to the named executive officers upon a termination of their employment or in connection with a change of control as of December 31, 2014 are set forth in the table in the section below entitled "Payments Upon Termination or Change in Control."

Role of Executive Officers in Executive Compensation

        The Board, upon recommendation of the Governance and Compensation Committee, determines the compensation payable to each of the named executive officers. None of the named executive officers serves as a member of the Governance and Compensation Committee. Barry E. Davis, the Chief Executive Officer, reviews his recommendations regarding the compensation of his leadership team with the Governance and Compensation Committee, including specific recommendations for each element of compensation for the named executive officers. Barry E. Davis does not make any recommendations regarding his personal compensation.

Tax and Accounting Considerations

        Our equity compensation grant policies have been impacted by the implementation of FASB ASC 718, which we adopted effective January 1, 2006. Under this accounting pronouncement, we are required to value unvested unit options granted prior to our adoption of FASB ASC 718 under the fair value method and expense those amounts in the income statement over the unit options' remaining vesting period. As a result, we currently intend to discontinue grants of unit option awards and instead grant restricted unit and restricted incentive unit awards to the named executive officers and other employees. We have structured the compensation program to comply with Section 409A of the Internal Revenue Code. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. In 2014, Barry E. Davis had non-performance based compensation paid in excess of the $1.0 million tax deduction limit contained in Section 162(m) of the Internal Revenue Code.

Summary Compensation Table

        The following table sets forth certain compensation information for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Restricted Unit and Restricted Incentive Unit Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Barry E. Davis	2014	587,885	800,000	6,000,000	—	1,600,000	—	683,607	(4)	9,671,492
President and Chief	2013	525,000	492,188	1,609,522	—	—	—	266,774		2,893,484
Executive Officer	2012	500,000	406,250	1,333,787	—	—	—	257,496		2,497,533
Steven J. Hoppe	2014	304,327	350,000	2,500,000	—	—	—	93,832	(5)	3,248,159
Executive Vice President										—
and President of
Gathering
McMillan ("Mac") Hummel	2014	325,569	350,000	2,131,596	—	—	—	84,625	(6)	2,891,790
Executive Vice President										—
and President of Natural
Gas Liquids and Crude
Michael J. Garberding	2014	391,923	500,000	3,000,000	—	800,000	—	480,884	(7)	5,172,807
Executive Vice President	2013	350,000	224,100	1,465,519	—	—	—	164,596		2,204,215
and Chief Financial	2012	290,000	141,375	640,212	—	—	—	138,874		1,210,461
Officer
Stan Golemon	2014	298,269	190,000	1,779,436	—	200,000	—	130,335	(8)	2,598,040
Senior Vice President	2013	285,000	128,250	536,512	—	—	—	102,847		1,052,609
	2012	275,000	89,375	533,515	—	—	—	99,281		997,171

(1)
Bonuses include all payments made under the Annual Bonus Plan. For 2014, 2013 and 2012, the named executive officers received bonuses in the form of equity awards that immediately vest. The amounts shown for 2014, 2013 and 2012 represent the grant date fair value of awards computed in accordance with FASB ASC 718. Such awards were allocated 50% in restricted units or restricted incentive units of EnLink Midstream, LLC and 50% in restricted units or restricted incentive units of EnLink Midstream Partners, LP. See "Bonus Awards" above.

(2)
The amounts shown represent the grant date fair value of awards computed in accordance with FASB ASC 718. See Note 9 to our audited financial statements included in Item 8 of our Annual Report on Form 10-K for 2014 (the "2014 10-K") for the assumptions made in our valuation of such awards.

(3)
Non-Equity Incentive Plan Compensation includes payments made under the cash bonus plan funded by EnLink Midstream Partners, LP in January 2014, which was designed to reward a broad base of employees for successful consummation of the transactions with Devon. These amounts were awarded in February 2014.

(4)
Amount of all other compensation for Mr. Barry Davis includes professional organization and social club dues, a matching 401(k) contribution of $15,600, distributions or dividends on restricted units and restricted incentive units of EnLink Midstream, LLC in the amount of $144,228 in 2014, distributions on restricted units and restricted incentive units of EnLink Midstream Partners, LP in the amount $251,576 in 2014 and a $258,968 cash award for Mr. Davis' waiver of certain rights with respect to the acceleration and vesting of awards under applicable long-term incentive plans in connection with the consummation of the transactions with Devon.

(5)
Amount of all other compensation for Mr. Steven Hoppe includes professional organization and social club dues, a matching 401(k) contribution of $15,600, distributions on restricted units and restricted incentive units of EnLink Midstream, LLC in the amount of $21,516 in 2014 and distributions on restricted incentive units of EnLink Midstream Partners, LP in the amount of $43,480 in 2014.

(6)
Amount of all other compensation for Mr. Mac Hummel includes professional organization and social club dues, a matching 401(k) contribution of $14,792, distributions on restricted units and restricted incentive units of EnLink Midstream, LLC in the amount of $17,213 in 2014 and distributions on restricted incentive units of EnLink Midstream Partners, LP in the amount of $39,384 in 2014.

(7)
Amount of all other compensation for Mr. Michael Garberding includes professional organization and social club dues, a matching 401(k) contribution of $15,600, distributions or dividends on restricted units or restricted incentive units of EnLink Midstream, LLC in the amount of $93,893 in 2014, distributions on restricted units or restricted incentive units of EnLink Midstream Partners, LP in the amount of $161,212 in 2014 and a $196,944 cash award for Mr. Garberding's waiver of certain rights with respect to the acceleration and vesting of awards under applicable long-term incentive plans in connection with the consummation of the transactions with Devon.

(8)
Amount of all other compensation for Mr. Stan Golemon includes a matching 401(k) contribution of $15,600, dividends or distributions on restricted units or restricted incentive units of EnLink Midstream, LLC in the amount of $38,522 in 2014 and distributions on restricted units or restricted incentive units of EnLink Midstream Partners, LP in the amount of $62,977 in 2014.

Grants of Plan-Based Awards for Fiscal Year 2014 Table

        The following tables provide information concerning each grant of an award made to a named executive officer for fiscal year 2014 by EnLink Midstream, LLC and EnLink Midstream GP, LLC, including awards made under their applicable long-term incentive plans.

ENLINK MIDSTREAM, LLC—GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Number of Units		Grant Date Fair Value of Unit Awards
Barry E. Davis	3/14/2014	6,821	(1)	$246,102
	4/1/2014	81,967	(2)	$2,999,992
Steven J. Hoppe	4/1/2014	34,153	(2)	$1,250,000
Mac Hummel	4/1/2014	27,322	(2)	$999,985
Michael J. Garberding	3/14/2014	3,106	(1)	$112,064
	4/1/2014	40,984	(2)	$1,500,014
Stan Golemon	3/14/2014	12,998	(3)	$475,727
	3/14/2014	1,777	(1)	$64,114
	4/1/2014	13,661	(2)	$499,993

(1)
These grants vested on March 14, 2014.

(2)
These grants include right to receive distributions or DERs on restricted units or restricted incentive units, as applicable, if made on unrestricted common units during the restricted period unless otherwise forfeited and vest 100% on March 7, 2017.

(3)
These grants include DERs that provide for distributions on restricted incentive units if made on unrestricted common units during the restriction period unless otherwise forfeited and vest 100% on March 7, 2016.

 ENLINK MIDSTREAM GP, LLC—GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Number of Units		Grant Date Fair Value of Unit Awards
Barry E. Davis	3/14/2014	7,453	(1)	$246,098
	4/1/2014	95,299	(2)	$3,000,013
Steven J. Hoppe	4/1/2014	39,708	(2)	$1,250,008
Mac Hummel	4/1/2014	31,766	(2)	$999,994
	7/7/2014	4,201	(2)	$131,617
Michael J. Garberding	3/14/2014	3,393	(1)	$112,037
	4/1/2014	47,649	(2)	$1,499,991
Stan Golemon	3/14/2014	9,648	(3)	$303,719
	3/14/2014	1,942	(1)	$64,125
	4/1/2014	15,883	(2)	$499,997

(1)
These grants vested on March 14, 2014.

(2)
These grants include DERs that provide for distribution on restricted incentive units if made on unrestricted common units during the restriction period unless otherwise forfeited and vest 100% on March 7, 2017.

(3)
These grants include DERs that provide for distribution on restricted incentive units if made on unrestricted common units during the restriction period unless otherwise forfeited and vest 100% on March 7, 2016.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2014

        The following tables provide information concerning all outstanding equity awards made to a named executive officer as of December 31, 2014, including, but not limited to, awards made under the EnLink Midstream GP, LLC Long-Term Incentive Plan and the EnLink Midstream, LLC Long-Term Incentive Plans.

ENLINK MIDSTREAM, LLC—OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number or Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested
Barry E. Davis	—	—	—	—	—	50,080	(1)	1,780,845	—	—
						52,301	(3)	1,859,824
						81,967	(4)	2,914,747
Steven J. Hoppe	—	—	—	—	—	34,153	(4)	1,214,481	—	—
Mac Hummel	—	—	—	—	—	27,322	(4)	971,570
Michael J. Garberding	—	—	—	—	—	24,038	(1)	854,791	—	—
						31,381	(3)	1,115,908
						12,267	(5)	436,215
						40,984	(4)	1,457,391
Stan Golemon	—	—	—	—	—	4,630	(6)	164,643	—	—
						10,016	(6)	356,169
						8,717	(6)	309,977
						12,998	(6)	462,209
						13,661	(4)	485,785

(1)
Restricted incentive units vested on January 1, 2015.

(2)
The closing price for the common units was $35.56 as of December 31, 2014.

(3)
Restricted incentive units vest on January 1, 2016.

(4)
Restricted incentive units vest on March 7, 2017.

(5)
Restricted incentive units vest on July 31, 2016.

(6)
Restricted incentive units vest on March 7, 2016.

 ENLINK MIDSTREAM GP, LLC—OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Barry E. Davis	—	—	—	—	—	38,250	(1)	1,109,633	—	—
						51,546	(3)	1,495,349
						95,299	(4)	2,764,624
Steven J. Hoppe	—	—	—	—	—	39,708	(4)	1,151,929	—	—
Mac Hummel	—	—	—	—	—	31,766	(4)	921,532	—	—
						4,201	(4)	121,871
Michael J. Garberding	—	—	—	—	—	18,360	(1)	532,624	—	—
						30,928	(3)	897,221
						11,985	(5)	347,685
						47,649	(4)	1,382,297
Stan Golemon	—	—	—	—	—	9,648	(6)	279,888	—	—
						8,591	(6)	249,225
						7,650	(6)	221,927
						3,054	(6)	88,597
						15,883	(4)	460,766

(1)
Restricted incentive units vested on January 1, 2015.

(2)
The closing price for the common units was $29.01 as of December 31, 2014.

(3)
Restricted incentive units vest on January 1, 2016.

(4)
Restricted incentive units vest on March 7, 2017.

(5)
Restricted incentive units vest on July 31, 2016.

(6)
Restricted incentive units vest on March 7, 2016.

Units Vested Table for Fiscal Year 2014

        The following table provides information related to the vesting of restricted units and restricted incentive units during fiscal year ended 2014.

UNITS VESTED

	EnLink Midstream, LLC Unit Awards			EnLink Midstream Partners, LP Unit Awards
Name	Number of Units Acquired on Vesting	Value Realized on Vesting		Number of Units Acquired on Vesting	Value Realized on Vesting
Barry E. Davis	81,888	3,074,644	(1)	54,669	$1,579,040	(2)
Michael J. Garberding	44,710	1,753,411	(3)	30,226	$888,363	(4)
Stan Golemon	38,966	1,484,565	(5)	29,745	$886,481	(6)

(1)
Consists of 6,821 units at $36.08 per unit, 23,148 units at $41.09 per unit and 51,919 units at $36.16 per share.

(2)
Consists of 31,944 units at $27.60 per unit, 7,453 units at $33.02 per unit and 15,272 units at $29.55 per unit.

(3)
Consists of 3,106 units at $36.08 per unit, 27,778 units at $41.09 per unit and 13,826 units at $36.16 per unit.

(4)
Consists of 8,507 units at $27.60 per unit, 3,393 units at $33.02 per unit and 18,326 units at $29.55 per unit.

(5)
Consists of 1,777 units at $36.08 per unit, 13,286 units at $36.16 per unit and 23,363 units at $39.40 per unit.

(6)
Consists of 8,507 units at $27.60 per unit, 19,296 units at $30.45 per unit and 1,942 units at $33.02 per unit.

Payments Upon Termination or Change of Control

        The following tables show potential payments that would have been made to the named executive officers as of December 31, 2014.

Name and Principal Position	Payment Under Severance Agreements Upon Termination Other Than For Cause or With Good Reason ($)(1)	Health Care Benefits Under Change in Control and Severance Agreements Upon Termination Other Than For Cause or With Good Reason ($)(2)	Payment and Health Care Benefits Under Change in Control and Severance Agreements Upon Termination For Cause or Without Good Reason ($)(3)	Payment Under Change in Control Agreements Upon Termination and Change of Control ($)(4)	Acceleration of Vesting Under Long-Term Incentive Plans Upon Change of Control ($)(5)
Barry E. Davis	3,630,036	30,036	—	5,030,036	9,034,544
President and Chief Executive Officer
Steven J. Hoppe	1,830,036	30,036	—	1,830,036	2,366,410
Executive Vice President and President of Gas Gathering, Processing and Transmission
Mac Hummel	1,782,465	32,465	—	1,782,465	2,014,973
Executive Vice President and President of NGL and Crude
Michael J. Garberding	2,332,465	32,465	—	2,332,465	5,636,718
Executive Vice President and Chief Financial Officer
Stan Golemon	701,365	21,365	—	701,365	3,079,149
Senior Vice President

(1)
Each named executive officer is entitled to a lump sum amount equal to two times the Severance Benefit and, when applicable, the bonus amounts comprising the General Benefits will be paid if he is terminated without cause or if he terminates employment for good reason (as defined in the Severance Agreement), subject to compliance with certain restrictive covenants described elsewhere in this Information Statement. The figures shown do not include amounts of base salary previously paid or fringe benefits previously received.

(2)
Each named executive officer is entitled to health care benefits equal to a lump sum payment of the estimated monthly cost of the benefits under COBRA for 18 months if he is terminated without cause, or if he terminates employment for good reason.

(3)
Each named executive officer is entitled to his then current base salary up to the date of termination plus such other fringe benefits (other than any bonus, severance pay benefit, participation in the company's 401(k) employee benefit plan, or medical insurance benefit) normally provided to employees of the company as earned up to the date of termination if he is terminated for cause (as defined in the Severance Agreement) or he terminates employment without good reason (as defined in the Severance Agreement). The figures shown do not include amounts of base salary previously paid or fringe benefits previously received.

(4)
Each named executive officer (except Mr. Golemon) is entitled to a lump sum payment equal to two times the Severance Benefit (three times in the case of the Chief Executive Officer) and, when applicable, the bonus amounts comprising the General Benefits will be paid if he is terminated without cause (as defined in the Severance Agreement) or if he terminates employment for good reason (as defined in the Severance Agreement) within one-hundred and twenty (120) days prior to or one (1) year following a change in control (as defined in the Severance Agreement), subject to compliance with certain restrictive covenants described elsewhere in this Information Statement. A change in control event does not impact the payment to which

  Mr. Golemon would otherwise be entitled. The figures shown do not include amounts of base salary previously paid or fringe benefits previously received.

(5)
Each named executive officer is entitled to accelerated vesting of certain outstanding equity awards in the event of a change of control (as defined under the long term incentive plans). These amounts correspond to the values set forth in the table in the section above entitled Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2014.

Compensation of Directors for Fiscal Year 2014

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Unit Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
James C. Crain	115,000	100,013	2,361	217,374
Leldon E. Echols	97,085	99,999	3,548	200,632
Rolf A. Gafvert	60,500	100,013	1,746	162,259
Mary P. Ricciardello	61,167	99,999	2,531	163,697

(1)
Messrs. Crain, Echols, Gafvert and Ms. Ricciardello were granted awards of restricted units of EnLink Midstream, LLC on March 14, 2014 with a fair market value of $36.08 per unit and that vested on March 7, 2015 in the following amounts, respectively: 2,772, 1,386, 2,772 and 1,386. Mr. Echols and Ms. Ricciardello were granted awards of restricted incentive units of EnLink Midstream Partners, LP on March 14, 2014 with a fair market value of $33.02 per unit and that vested on March 7, 2015 in the following amounts, respectively: 1,514 and 1,514. The amounts shown represent the grant date fair value of awards computed in accordance with FASB ACS 718. See Note 11 to our audited financial statements included in Item 8 of our 2014 10-K for the assumptions made in our valuation of such awards. At December 31, 2014, Messrs. Crain, Echols, Gafvert and Ms. Ricciardello held aggregate outstanding restricted unit awards of EnLink Midstream, LLC, in the following amounts, respectively: 2,772, 1,386, 2,772 and 1,386. At December 31, 2014, Mr. Echols and Ms. Ricciardello held aggregate outstanding restricted incentive units of EnLink Midstream Partners, LP in the following amounts, respectively: 1,514 and 1,514.

(2)
Other Compensation is comprised of distributions on restricted units and distributions on restricted incentive units.

        Each director of the Managing Member who is not an employee of the Managing Member or Devon will be paid an annual retainer fee of $50,000 and equity compensation valued at $100,000. Directors do not receive an attendance fee for each regularly scheduled quarterly board meeting but are paid $1,500 for each additional meeting that they attend. Also, an attendance fee of $1,500 is paid to each director for each committee meeting that is attended, other than the Audit Committee which pays a fee of $3,000 per meeting. The respective Chairs of each committee receive the following annual fees: Audit—$12,500, Governance and Compensation—$10,000 and Conflicts—$10,000. Directors are also reimbursed for related out-of-pocket expenses. John Richels, Barry E. Davis, Thomas Mitchell, David Hager and Darryl Smette, as officers of the Managing Member or Devon, receive no separate compensation for their respective service as directors. For directors that serve on both the Board and GP Board, the annual retainer fee is generally allocated 50% to us and 50% to the Partnership and equity grants are comprised of 50% of our units and 50% of Partnership units.

Governance and Compensation Committee Interlocks and Insider Participation

        Our Governance and Compensation Committee is comprised of Rolf A. Gafvert and David A. Hager. As described in our 2014 10-K, Mr. Hager is an executive officer of Devon and may have an interest in the transactions among Devon, the Partnership and us. Please see "Item 13. Certain Relationships and Related Party Transactions" in our 2014 10-K.

Board Leadership Structure and Risk Oversight

        The Board has no policy that requires that the positions of the Chairman of the Board (the "Chairman") and the Chief Executive Officer be separate or that they be held by the same individual. The Board believes that this determination should be based on circumstances existing from time to time, including the composition, skills, and experience of the Board and its members, specific challenges faced by the Company or the industry in which it operates, and governance efficiency. Based on these factors, the Board has determined that having John Richels serve as Chairman and Barry E. Davis serve as our Chief Executive Officer is in the best interest of the Company at this time, and that such arrangement makes the best use of each of Messrs. Richels' and Davis' unique skills and experience in the industry.

        The Board is responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company's business and to assess the mitigation of those risks. The Audit Committee will review the risk assessments with management and provide reports to the Board regarding the internal risk assessment processes, the risks identified, and the mitigation strategies planned or in place to address the risks in the business. The Board and the Audit Committee each provide insight into the issues, based on the experience of their members, and provide constructive challenges to management's assumptions and assertions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

        Our named executive officers are eligible to receive awards under the 2014 Plan. The tables above under "Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2014" provide information concerning all outstanding equity awards made to a named executive officer as of December 31, 2014, including, but not limited to, awards made under the 2014 Plan. The number of common units of the Company that may be awarded under the 2014 Plan for future grants is 9,832,050 as of June 5, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of EnLink Midstream, LLC, EnLink Midstream Partners, LP and Devon Energy Corporation

        The following table shows the beneficial ownership of the common units of EnLink Midstream, LLC and EnLink Midstream Partners, LP, as well as the beneficial ownership of shares of Devon Energy Corporation, as of May 27, 2015, held by:

  •
  each person who beneficially owns 5% or more of any class of units then outstanding;

  •
  each of the directors of EnLink Midstream Manager, LLC;

  •
  each named executive officer of EnLink Midstream Manager, LLC; and

  •
  all the directors and executive officers of EnLink Midstream Manager, LLC as a group.

Percentages reflected in the table below are based on a total of 164,230,191 units of EnLink Midstream, LLC and 327,776,609 units of EnLink Midstream, LP, in each case outstanding as of May 27, 2015.

	EnLink Midstream, LLC			EnLink Midstream Partners, LP
Name of Beneficial Owner(1)	Common Units Beneficially Owned		Percent	Common Units Beneficially Owned		Percent(2)
Devon Energy Corporation	115,495,669	(3)	70.3%	180,339,951	(4)	55%
Barry E. Davis	1,779,402		*	410,092		*
Steven J. Hoppe	3,744		*	4,741		*
McMillan ("Mac") Hummel	3,747		*	4,741		*
Michael J. Garberding	90,811		*	71,805		*
Stan Golemon	63,951		*	39,626		*
Alaina K. Brooks	20,940		*	25,621		*
James C. Crain	56,396	(5)	*	—		*
Leldon E. Echols	24,449		*	21,124		*
John Richels	—		*	—		*
Thomas L. Mitchell	—		*	—		*
David A. Hager	—		*	—		*
Darryl G. Smette	—		*	—		*
Mary P. Ricciardello	—		*	—		*
Rolf A. Gafvert	—		*	—		*
All directors and executive officers as group (14 persons)			*			*

*
Less than 1%.

(1)
The address of each person listed above is 2501 Cedar Springs Road, Suite 100, Dallas, Texas 75201, except for Devon Energy Corporation, whose address is 333 W. Sheridan Avenue, Oklahoma City, Oklahoma 73102.

(2)
The percentages reflected in the column below are based on a total of 237,776,609 common units of the Partnership, including the Class C common units and the Class E common units. The Class C common units were issued to the sellers in connection with the Partnership's acquisition of Coronado Midstream Holdings LLC on March 16, 2015. Such sellers continue to hold all of the Class C common units, which represent approximately 2.9% of the Partnership's outstanding common units (including the Class C Common Units and the Class E Common Units). The Class C common units are substantially similar in all respects to the Partnership's common units, except that distributions paid on the Class C common units may be paid in cash or in additional Class C common units issued in kind, as determined by the General Partner in its sole discretion. The Class C common units will automatically convert into Partnership common units on a one-for-one basis on the earlier to occur of (i) the date on which the General Partner, in its sole discretion, determines to convert all of the outstanding Class C common units into Partnership common units and (ii) the first business day following the date of the distribution for the quarter ended March 31, 2016. The Class E common units were issued to Acacia in connection with the Partnership's acquisition of a 25% limited partner interest in Midstream Holdings on May 27, 2015. The Class E common units are substantially similar in all respects to the Partnership's common units, except that they will only be entitled to a pro rata distribution for the fiscal quarter ended June 30, 2015. The Class E common units will automatically convert into the Partnership's common units on a one-for-one basis on the first business day following the record date with respect to the distribution for the quarter ended June 30, 2015.

(3)
Devon Gas Services is the record holder of 115,495,669 common units. As an indirect owner of 100% of the outstanding limited and general partner interests in Devon Gas Services, Devon Energy Corporation may be deemed to beneficially own all of the common units held by Devon Gas Services.

(4)
Devon Gas Services is the record holder of 87,128,717 Partnership common units; Southwestern Gas Pipeline, L.L.C. ("Southwestern Gas") is the record holder of 7,531,883 Partnership common units; EMI is the record holder of 17,431,152 Partnership common units; and Acacia is the record holder of 31,618,311 Partnership common units and 36,629,888 Class E common units. As the indirect owner of (i) 100% of the outstanding limited and general partner interests in Devon Gas Services, (ii) 100% of the outstanding limited liability company interests of Southwestern Gas and (iii) 70.3% of the outstanding membership interest in EnLink Midstream, LLC (as well as 100% of the outstanding membership interest in EnLink Midstream, LLC's managing member), which is the holder of 100% of the outstanding common stock of each of EMI and Acacia, Devon Energy Corporation may be deemed to beneficially own all of the Partnership common units and Class E common units held by Devon Gas Services, Southwestern Gas, EMI and Acacia, as applicable.

(5)
1,000 of these shares are held by the James C. Crain Trust.

Ownership of General Partner Interest

        EnLink Midstream GP, LLC owns all of the Partnership's general partner interest and all of the Partnership's incentive distribution rights. EnLink Midstream GP, LLC is 100% indirectly owned by Devon Energy Corporation and EnLink Midstream, LLC.

 MISCELLANEOUS

Where You Can Find Additional Information

        Our internet address is www.enlink.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to such reports pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. You can obtain this information without charge from the Securities and Exchange Commission's website at www.sec.gov or upon written or oral request to:

EnLink Midstream, LLC
2501 Cedar Springs Road
Dallas, Texas 75201
Attention: Investor Relations
Phone: (214) 953-9500

Other Business

        The Managing Member knows of no matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of the common units.

Unitholders Sharing an Address

        The Company will deliver only one copy of this Information Statement to multiple unitholders sharing an address unless the Company has received contrary instructions from one or more of the unitholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a unitholder at a shared address to which a single copy of this Information Statement is delivered. A unitholder can notify us that the unitholder wishes to receive a separate copy of this Information Statement by contacting the Company at: EnLink Midstream, LLC, 2501 Cedar Springs Road, Dallas, Texas 75201, Attention: Investor Relations, or by calling (214) 953-9500. Conversely, if multiple unitholders sharing an address receive multiple Information Statements and wish to receive only one, such unitholders can notify the Company at the address or phone number set forth above.

ANNEX A

 2014 Plan

ENLINK MIDSTREAM, LLC

2014 LONG-TERM INCENTIVE PLAN

A-i

A-ii

A-iii

ENLINK MIDSTREAM, LLC
2014 LONG-TERM INCENTIVE PLAN

ARTICLE I.
ESTABLISHMENT AND PURPOSE

        1.1    Establishment.    The EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the "Plan") is hereby adopted by the Board (as defined below), effective as of February 5, 2014.

        1.2    Purpose.    The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees and Consultants to remain in the employ or service of the Company and to provide motivation to Employees and Consultants to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and/or performance of the Units of EnLink Midstream. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of the EnLink Manager and to provide such individuals with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees, Consultants and Outside Directors on the terms and subject to the conditions set forth in the Plan.

ARTICLE II.
DEFINITIONS

        2.1    Affiliate.    "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. With respect to an Incentive Unit Option, "Affiliate" means a "parent corporation" or a "subsidiary corporation" of EnLink Midstream, as those terms are defined in Sections 424(e) and (f) of the Code.

        2.2    Award.    "Award" means an award granted to a Participant in the form of an Option, UAR, Restricted Unit Award, Restricted Incentive Unit, Unit Award or Cash Award, Performance Award or Annual Incentive Award and includes, as appropriate, any tandem DERs granted with respect to an Award (other than a Restricted Unit, Option or UAR). All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.

        2.3    Award Agreement.    "Award Agreement" means a written agreement between EnLink Midstream and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

        2.4    Board.    "Board" means (i) prior to the Effective Time, the Board of Directors of Devon Gas Operating, Inc., the general partner of Devon Gas Services, L.P., the sole member of the EnLink Manager, the sole member of EnLink Midstream, and (ii) following the Effective Time, the Board of Directors of the EnLink Manager, the managing member of EnLink Midstream.

        2.5    Cash Award.    "Cash Award" means an award denominated and payable in cash.

        2.6    Cause.    "Cause" means, except as otherwise provided in an Award Agreement, (i) Participant has failed to perform the duties assigned to him and such failure has continued for thirty (30) days following delivery by the Company of written notice to Participant of such failure, (ii) Participant has been convicted of a felony or misdemeanor involving moral turpitude, (iii) Participant has engaged in acts or omissions against the Company constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance, (iv) Participant has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Company, or (v) Participant has breached any obligation under the Plan or Award Agreement.

        2.7    Change of Control.    "Change of Control" shall have the meaning set forth in Section 14.1.

        2.8    Code.    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

        2.9    Committee.    "Committee" means (i) with respect to the application of this Plan to Employees, the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more non-employee directors, each of whom is both a "non-employee director" under Rule 16b-3 of the Exchange Act and an "outside director" under Section 162(m) of the Code, and (ii) with respect to the application of this Plan to an Outside Director, the Board. To the extent that no Committee exists that has the authority to administer the Plan, or to the extent the Board so elects, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

        2.10    Company.    "Company" means EnLink Midstream and its Affiliates.

        2.11    Consultant.    "Consultant" means an individual performing services for EnLink Midstream or an Affiliate who is treated for tax purposes as an independent contractor at the time of performance of the services.

        2.12    Distribution Equivalent Right.    "Distribution Equivalent Right" or "DER" means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit, Option or UAR) under Section 12.2, to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Restricted Incentive Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Company with respect to a Unit during the period such Award is outstanding.

        2.13    Effective Date.    "Effective Date" means the date this Plan becomes effective as provided in Section 1.1

        2.14    Effective Time.    "Effective Time" means the Crosstex Effective Time, as defined in the Agreement and Plan of Merger, dated as of October 21, 2013, by and among Devon Energy Corporation, Devon Gas Services, L.P., Acacia Natural Gas Corp I, Inc., Crosstex, Energy, Inc. EnLink Midstream (formerly known as New Public Rangers, L.L.C.), Boomer Merger Sub, Inc. and Rangers Merger Sub, Inc.

        2.15    Employee.    "Employee" means an employee of the Company; provided, however, that the term Employee does not include an Outside Director or a Consultant.

        2.16    EnLink Manager.    "EnLink Manager" means EnLink Midstream Manager, LLC, a Delaware limited liability company, and any successor thereto.

        2.17    EnLink Midstream.    "EnLink Midstream" means EnLink Midstream, LLC, a Delaware limited liability company, and any successor thereto.

        2.18    Exchange Act.    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.19    Executive Officer.    "Executive Officer" means a "covered employee" within the meaning of Section 162(m)(3) of the Code or any other executive officer designated by the Committee for purposes of exempting compensation payable under this Plan from the deduction limitations of Section 162(m) of the Code.

        2.20    Fair Market Value.    "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee and in compliance with Section 409A or 422 of the Code, as applicable.

        2.21    Grant Date.    "Grant Date" means the date an Award is granted by the Committee.

        2.22    Incentive Unit Option.    "Incentive Unit Option" means an Option that is intended to meet the requirements of Section 422(b) of the Code.

        2.23    Nonqualified Unit Option.    "Nonqualified Unit Option" means an Option that is not an Incentive Unit Option.

        2.24    Option.    "Option" means an option to purchase Units granted to a Participant pursuant to Article VII. An Option may be either an Incentive Unit Option or a Nonqualified Unit Option, as determined by the Committee.

        2.25    Outside Director.    "Outside Director" means a "non-employee director" of the EnLink Manager, as defined in Rule 16b-3.

        2.26    Participant.    "Participant" means an Employee, Consultant or Outside Director to whom an Award has been granted under the Plan.

        2.27    Performance Award.    "Performance Award" means an award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

        2.28    Performance Goal.    "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

        2.29    Person.    "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        2.30    Plan.    "Plan" means this EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as amended from time to time.

        2.31    Restricted Incentive Unit.    "Restricted Incentive Unit" means a notional Unit granted under the Plan pursuant to Article X which, upon vesting, entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

        2.32    Restricted Units.    "Restricted Unit" means a Unit granted to a Participant pursuant to Article IX, which is subject to such restrictions as may be determined by the Committee. Restricted Units shall constitute issued and outstanding Units for all corporate purposes.

        2.33    Restriction Period.    "Restriction Period" means the period established by the Committee at the time of a grant of an Award during which an Award shall be fully or partially forfeitable.

        2.34    Rule 16b-3.    "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        2.35    Unit Appreciation Right.    "Unit Appreciation Right" or "UAR" means a contingent right granted under the Plan pursuant to Article VIII that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

        2.36    Unit Distribution Right.    "Unit Distribution Right" or "UDR" means a distribution made by the Company with respect to a Restricted Unit.

        2.37    Units.    "Units" means the units, $.01 par value per Unit, of EnLink Midstream, or any units or other securities of EnLink Midstream hereafter issued or issuable in substitution or exchange for the Units.

        2.38    Unit Award.    "Unit Award" means an Award of vested Units granted under Article XI.

ARTICLE III.
PLAN ADMINISTRATION

        3.1    Plan Administrator.    The Plan shall be administered by the Committee. The Committee may, subject to applicable law, delegate some or all of its power to the Chief Executive Officer or other executive officers of the Company as the Committee deems appropriate; provided, that (i) in no event shall the Committee delegate its power with regard to the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding, and (ii) in no event shall the Committee delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

        3.2    Authority of Administrator.    The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, but subject to the limitation that none of the enumerated powers of the Committee shall be deemed to include any action that would intentionally (A) cause a tax to be imposed on a Participant pursuant to Section 409A of the Code or (B) cause an Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code to not so qualify, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (ix) determine whether Awards should be granted singly or in combination; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving the Company as provided in Section 4.2 (including, without limitation, any distribution, unit split, extraordinary cash distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Units), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or UARs or cancel, exchange, substitute, buyout or surrender outstanding Options or UARs in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options or UARs without unitholder approval.

        3.3    Discretionary Authority.    The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

        3.4    Liability; Indemnification.     No member of the Committee nor any person to whom authority has been delegated, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by EnLink Midstream with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.

ARTICLE IV.
UNITS SUBJECT TO THE PLAN

        4.1    Available Units.     The maximum number of Units that shall be available for grant of Awards under the Plan shall not exceed a total of 11,000,000 Units, subject to adjustment as provided in Sections 4.2 and 4.3. In each calendar year for which Section 162(m) of the Code applies to EnLink Midstream, during any part of which this Plan is in effect, a Participant who is a "covered employee" within the meaning of Section 162(m)(3) of the Code may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of Units) relating to more than 300,000 Units, subject to adjustment in a manner consistent with any adjustment made pursuant to Sections 4.2 and 4.3 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of Units, having a value determined on the Grant Date in excess of $3,000,000. All Units available for issuance hereunder may be issued as Incentive Unit Options.

        4.2    Adjustments for Recapitalizations and Reorganizations.

          (a)   The Units with respect to which Awards may be granted under the Plan are Units as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, EnLink Midstream shall effect a subdivision or consolidation of Units or the payment of a distribution on Units in the form of EnLink Midstream Units without receipt of consideration by EnLink Midstream, the number of Units with respect to which such Award may thereafter be exercised or satisfied, as applicable, 1. in the event of an increase in the number of outstanding Units, shall be proportionately increased, and the exercise price per Unit shall be proportionately reduced, and 2. in the event of a reduction in the number of outstanding Units, shall be proportionately reduced, and the exercise price per Unit shall be proportionately increased.

          (b)   If EnLink Midstream recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of Units then covered by such Award, the number and class of units or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of Units then covered by such Award.

          (c)   In the event of changes in the outstanding Units by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of Units or property), exchange, or other relevant change in capitalization occurring after the Grant Date of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of units or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Units.

          (d)   In the event of any changes in the outstanding Units provided for in this Section 4.2, the aggregate number of Units available for grant of Awards under the Plan shall be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this Section 4.2 shall be subject to any required unitholder action.

        4.3    Adjustments for Awards.     The Committee shall have full discretion to determine the manner in which Units available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of Units available for grant of Awards under the Plan:

          (a)   Unit-Based Awards.    The grant of Awards other than Awards settled in cash shall reduce the number of Units available for grant of Awards under the Plan by the number of Units subject to such Award.

          (b)   Termination.    If any Award referred to in paragraph (a) above is canceled or forfeited, or terminates, expires or lapses for any reason, the Units then subject to such Award shall again be available for grant of Awards under the Plan.

          (c)   Payment of Exercise Price and Withholding Taxes.    If previously acquired Units are used to pay the exercise price of an Award or Units are withheld in payment of such exercise price, the number of Units available for grant of Awards under the Plan shall be increased by the number of Units delivered as payment of such exercise price. If previously acquired Units are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or Units that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of Units available for grant of Awards under the Plan shall be increased by the number of Units delivered or withheld as payment of such withholding taxes. For purposes of this Section 4.3(c), if any Units delivered or withheld could not again be available for Awards to a particular Participant under any applicable law or regulation, such Units shall be available exclusively for Awards to Participants who are not subject to such limitation.

          (d)   Fractional Units.    If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded or (ii) subject to an Award, EnLink Midstream shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of the Fair Market Value on the vesting, exercise or settlement date over the exercise price, if any, of such Award.

ARTICLE V.
ELIGIBILITY

        All Employees, Consultants and Outside Directors are eligible to participate in the Plan. The Committee shall recommend, from time to time, Participants from those Employees, Consultants and Outside Directors who, in the opinion of the Committee, can further the Plan purposes. Once a Participant is recommended for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee.

ARTICLE VI.
FORM OF AWARDS

        Awards may, at the Committee's sole discretion, be granted under the Plan in the form of Options, UARs, Restricted Unit Awards, Restricted Incentive Units, Unit Awards, Cash Awards, Performance Awards or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its absolute discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise, vesting or payment of an Award, restrictions on transferability of any Units issued or delivered pursuant to an Award, and forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant's service relationship with the Company), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

ARTICLE VII.
OPTIONS

        7.1    General.     Awards may be granted to Employees, Consultants and Outside Directors in the form of Options. Options granted under the Plan may be Incentive Unit Options or Nonqualified Unit Options, or a combination of both; provided, however, that Incentive Unit Options may be granted only to Employees.

        7.2    Terms and Conditions of Options.     An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a Unit may be purchased upon exercise of a Nonqualified Unit Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per Unit on the Grant Date. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that, no Options shall be exercisable later than ten years from the Grant Date. Options may be granted with respect to Restricted Units or Units that are not Restricted Units, as determined by the Committee in its absolute discretion. In no event shall an Award of Options include any right to receive distributions or DERs in connection with the Units that are subject to such Options or with respect to periods occurring prior to the exercise of such Options.

        7.3    Restrictions Relating to Incentive Unit Options.     Options granted in the form of Incentive Unit Options (including any UAR in tandem therewith) shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, no Incentive Unit Options shall be granted later than ten years from the date of adoption of the Plan by the Board. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Unit Option is granted) of Units with respect to which Incentive Unit Options are exercisable for the first time by an individual during any calendar year under all incentive unit option plans of EnLink Midstream and its Affiliates exceeds $100,000, such excess Incentive Unit Options shall be treated as Nonqualified Unit Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant's Incentive Unit Options will not constitute Incentive Unit Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a Unit may be purchased upon exercise of an Incentive Unit Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a Unit on the Grant Date. No Incentive Unit Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns Units possessing more than 10% of the total combined voting power of all classes of units of EnLink Midstream or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Units subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

        7.4    Additional Terms and Conditions.     The Committee may subject any Award of an Option to such other terms, conditions, restrictions and/or limitations as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

        7.5    Exercise of Options.     Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to EnLink Midstream, setting forth the number of Units with respect to which the Option is to be exercised, accompanied by full payment for such Units.

          (a)   Upon exercise of an Option, the exercise price of the Option shall be payable to EnLink Midstream in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the absolute discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable Units that have been owned by the Participant or by reducing the number of Units issuable upon exercise of the Option, in either case having an aggregate Fair Market Value at the time of exercise equal to the total exercise price (including an actual or deemed multiple series of exchanges of such Units), or 1. in a combination of the forms of payment specified in clauses (i) and (ii) above.

          (b)   From and after such time as EnLink Midstream registers the Units under Section 12 of the Exchange Act, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to EnLink Midstream or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Units with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to EnLink Midstream to pay the exercise price and any required withholding taxes.

          (c)   As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, EnLink Midstream shall deliver to the Participant, in the Participant's name, a unit certificate or certificates in an appropriate amount based upon the number of Units purchased under the Option.

ARTICLE VIII.
UNIT APPRECIATION RIGHTS

        8.1    General.     Awards may be granted to Employees, Consultants and Outside Directors in the form of UARs. UARs shall be awarded in such numbers and at such times as the Committee shall determine.

        8.2    Right to Payment.     A UAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Unit on the date of exercise over (b) the price of the UAR on the Grant Date as determined by the Committee.

        8.3    Rights Related to Options.     A UAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 8.3(b). That Option shall then cease to be exercisable to the extent surrendered. UARs granted in connection with an Option shall be subject to the terms of the Award Agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

          (a)   A UAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

          (b)   Upon the exercise of a UAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying: a. the difference obtained by subtracting the exercise price with respect to a Unit specified in the related Option from the Fair Market Value of a Unit on the date of exercise of the UAR, by b. the number of Units as to which that UAR has been exercised.

        8.4    Right Without Option.     A UAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the UAR, which Award Agreement shall comply with the following provisions:

          (a)   Each Award Agreement shall state the total number of Units to which the UAR relates.

          (b)   Each Award Agreement shall state the time or periods in which the right to exercise the UAR or a portion thereof shall vest and the number of Units for which the right to exercise the UAR shall vest at each such time or period.

          (c)   Each Award Agreement shall state the date at which the UARs shall expire if not previously exercised.

          (d)   Each UAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying: (1) the difference obtained by subtracting the Fair Market Value of a Unit on the Grant Date of the UAR from the Fair Market Value of a Unit on the date of exercise of that UAR, by (2) the number of Units as to which the UAR has been exercised.

        8.5    Terms.     Except as otherwise provided herein, the Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a UAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Units will be delivered or deemed to be delivered to Participants, whether or not a UAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any UAR. Subject to Section 409A of the Code, UARs may be either freestanding or in tandem with other Awards. In no event shall an Award of UARs include any right to receive distributions or DERs in connection with the Units that are subject to such UARs or with respect to periods occurring prior to the exercise of such UARs.

ARTICLE IX.
RESTRICTED UNITS

        9.1    General.     Awards may be granted to Employees, Consultants and Outside Directors in the form of Restricted Units. Restricted Units shall be awarded in such numbers and at such times as the Committee shall determine.

        9.2    Restriction Period.     At the time an Award of Restricted Units is granted, the Committee shall establish the Restriction Period applicable to such Restricted Units. Each Award of Restricted Units may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Units shall not be changed except as permitted by Article IV or Section 9.4 of this Article.

        9.3    UDRs.     To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Company to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with the requirements under Section 409A of the Code.

        9.4    Other Terms and Conditions.     Restricted Units awarded to a Participant under the Plan shall be represented by a unit certificate registered in the name of the Participant or, at the option of EnLink Midstream, in the name of a nominee of EnLink Midstream. Unless otherwise provided in the Award Agreement, a Participant to whom Restricted Units have been awarded shall have the right to vote the Restricted Units and to enjoy all other unitholder rights with respect thereto, except that (i) the Participant shall not be entitled to possession of the unit certificate representing the Restricted Units until the Restriction Period has expired, (ii) EnLink Midstream shall retain custody of the Restricted Units during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Units during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Units shall cause a forfeiture of the Restricted Units. At the time of an Award of Restricted Units, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions and/or limitations applicable to the Restricted Units.

        9.5    Payment for Restricted Units.     A Participant shall not be required to make any payment for Restricted Units awarded to the Participant, except to the extent otherwise required by the Committee or by applicable law.

        9.6    Miscellaneous.     Nothing in this Article shall prohibit the exchange of Restricted Units issued under the Plan pursuant to a plan of reorganization for Units or securities of EnLink Midstream or another corporation that is a party to the reorganization, but the units or securities so received for Restricted Units shall, except as provided in Article IV or XIII, become subject to the restrictions applicable to the Award of such Restricted Units. Any Units received as a result of a unit split or distribution with respect to Restricted Units shall also become subject to the restrictions applicable to the Award of such Restricted Units.

ARTICLE X.
RESTRICTED INCENTIVE UNITS

        10.1    General.     Awards may be granted to Employees, Consultants and Outside Directors in the form of Restricted Incentive Units. Restricted Incentive Units shall be awarded in such numbers and at such times as the Committee shall determine.

        10.2    Restriction Period.     At the time an Award of Restricted Incentive Units is granted, the Committee shall establish the Restriction Period applicable to such Restricted Incentive Units. Each Award of Restricted Incentive Units may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Incentive Units shall not be changed except as permitted by Article IV or Section 10.4 of this Article.

        10.3    DERs.     Unless otherwise determined by the Committee at the Grant Date, DERs if granted on the specified number of Units covered by an Award of Restricted Incentive Units, shall, as specified in the Award Agreement, be either (a) paid with respect to such Restricted Incentive Units on the distribution date in cash or in unrestricted Units having a Fair Market Value equal to the amount of such distribution, or (b) deferred with respect to such Restricted Incentive Units and the amount or value thereof may automatically be deemed reinvested in additional Restricted Incentive Units and paid at the time payment is made with respect to such Award of Restricted Incentive Units. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with the requirements under Section 409A of the Code.

        10.4    Other Terms and Conditions.     At the time of an Award of Restricted Incentive Units, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions and/or limitations applicable to the Restricted Incentive Units prior to expiration of the Restriction Period. Unless otherwise provided in the Award Agreement, a Participant receiving an Award of Restricted Incentive Units shall not possess voting rights with respect to such Award. Restricted Incentive Units shall be satisfied by the delivery of cash or Units in the amount equal to the Fair Market Value of the specified number of Units covered by the Restricted Incentive Units, or a combination thereof, as determined by the Committee on the Grant Date or thereafter.

ARTICLE XI.
UNIT AWARDS

        11.1    General; Terms and Conditions.     An Award may be in the form of a Unit Award. The terms, conditions and limitations applicable to any Unit Awards granted pursuant to this Plan shall be determined by the Committee. Any Unit Award that is not an Award of Restricted Incentive Units shall be subject to the specific provisions for Restricted Units set forth in Article IX.

        11.2    Bonus Units and Awards in Lieu of Obligations.     For the avoidance of doubt, the Committee is authorized to grant Units as a bonus, or to grant Units or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other bonus plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Units or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Units or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Units to an officer of the Company in lieu of salary or other cash compensation, the number of Units granted in place of such compensation shall be reasonable, as determined by the Committee.

ARTICLE XII.
CASH AWARDS; DERS

        12.1    General; Terms and Conditions.     An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

        12.2    DERs.     To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit, Option or UAR) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Company to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

 ARTICLE XIII.
PERFORMANCE AWARDS

        13.1    General.     Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Award granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. In no event shall a Performance Award include any right to receive distributions or DERs during periods occurring prior to the vesting of such Performance Award. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

        13.2    Nonqualified Performance Awards.     Performance Awards granted to Employees, Consultants or Outside Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

        13.3    Qualified Performance Awards.     Performance Awards granted to Executive Officers under this Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established and administered by the Committee in accordance with Section 162(m) of the Code prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Achievement of Performance Goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.

          (a)   Such a Performance Goal may be based on one or more business and individual performance criteria that apply to an Executive Officer, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal need not be the same for each Executive Officer:

            (i)    Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total unitholder return and earnings per unit criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per unit; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per unit; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total unitholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Units; (23) operating income; and (24) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Performance Awards granted to an Executive Officer under this Article XIII that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

            (ii)    Individual Performance Criteria.    The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with Section 162(m) of the Code, such criteria shall be approved by the unitholders of the Company.

          (b)   Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and qualified Performance Awards, it is the intent of this Plan to conform with Section 162(m) of the Code, including, without limitation, Treasury Regulation §1.162-27(e)(2)(i), as to grants to Executive Officers and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any qualified Performance Awards made pursuant to this Plan shall be determined by the Committee to the extent permitted by Section 162(m) of the Code.

          (c)   After the end of each performance period, the Committee shall determine the amount, if any, of the amount of the potential Performance Award payable to each Participant. Settlement of such Performance Awards shall be in cash, Units, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to an Executive Officer in respect of a Performance Award subject to this Section 13.3(c). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

          (d)   The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan, to the extent permitted pursuant to Section 162(m) of the Code, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company's ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established. Further, in the event a period of service to which a Performance Goal relates is less than twelve months, the Committee shall have the right, in its sole discretion, to adjust the Performance Goals and the level of Performance Award opportunity.

 ARTICLE XIV.
CHANGE OF CONTROL

        14.1    Definition of Change of Control.     A "Change of Control" means: (a) the consummation of a merger or consolidation of EnLink Midstream, EnLink Midstream GP, LLC or EnLink Midstream Partners, LP with or into another entity or any other transaction, the result of which is that any person (other than EnLink Midstream, EnLink Midstream GP, LLC or EnLink Midstream Partners, LP (or their subsidiaries)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets; or (c) a change in the composition of the Board as result of which fewer than 50% of the incumbent directors are directors who either (i) has been directors of the EnLink Manager on the date 12 months prior to the date of the event that may constitute a Change of Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

        14.2    Effect on Outstanding Awards.     Upon a Change of Control, and except as otherwise provided in an Award Agreement, the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or UARs (collectively "Grants") held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash (or other consideration including securities or other property) per Unit equal to the excess, if any, of the amount calculated in Section 14.3 (the "Change of Control Price") of the Units subject to such Grants over the exercise price(s) under such Grants for such Units (except that to the extent the exercise price under any such Grant is equal to or exceeds the Change of Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change of Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of Units as to which an Option or UAR is exercisable (the "Total Units") or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the "Total Consideration")), the number of units, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change of Control (a) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Units had been purchased upon the exercise of the Grant immediately before the consummation of the Change of Control and (b) in the case of UARs, if the UARs had been exercised immediately before the occurrence of the Change of Control.

        14.3    Change of Control Price.     The "Change of Control Price" shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per Unit offered to holders of Units in any merger or consolidation, (ii) the per Unit Fair Market Value of the Units immediately before the Change of Control without regard to assets sold in the

Change of Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to holders of Units in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 14.3, the Fair Market Value per Unit that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to unitholders of the Company in any transaction described in this Section 14.3 or in Section 14.2 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

        14.4    Impact of Corporate Events on Awards Generally.     In the event of a Change of Control or changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and except as otherwise provided for by this Section 14 or in an Award Agreement,, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee's discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof; provided however, if such Awards are unvested, they may be canceled without consideration. In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

ARTICLE XV.
AMENDMENT AND TERMINATION

        15.1    Plan Amendment and Termination.     The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the unitholders of EnLink Midstream (i) if such amendment or modification increases the maximum number of Units subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) if counsel for EnLink Midstream determines that such approval is otherwise required by or necessary to comply with applicable law. The Plan shall terminate upon the earlier of (i) the termination of the Plan by the Board, or (ii) the expiration of ten years from the Effective Date. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the permitted transferee) holding such Award.

        15.2    Award Amendment.     The Committee may amend the terms of any outstanding Award granted pursuant to this Plan, but no such amendment shall adversely affect in any material way the Participant's (or a permitted transferee's) rights under an outstanding Award without the consent of the Participant (or the permitted transferee) holding such Award; provided, however, that no amendment shall be made that would cause the exercise price of an Option to be less than the Fair Market Value of the Unit subject to the Option on the Grant Date.

ARTICLE XVI.
MISCELLANEOUS

        16.1    Award Agreements and Termination of Employment.     After the Committee grants an Award under the Plan to a Participant, EnLink Midstream and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company shall be specified in the Award Agreement controlling such Award.

        16.2    Stand-Alone, Additional, Tandem, and Substitute Awards.     Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to and subject to Section 409A of the Code, in tandem with, or, subject to Section 3.2, in substitution or exchange for, any other Award or any award granted under another plan of the Company, or of any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Notwithstanding Article VII, such additional, tandem and substitute or exchange Awards may be granted at any time. Such substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with the requirements of Section 409A of the Code and other applicable laws and exchange rules. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

        16.3    Listing Conditions.

          (a)   As long as the Units are listed on a national securities exchange or system sponsored by a national securities association, the issuance of any Units pursuant to an Award shall be conditioned upon such Units being listed on such exchange or system and in compliance with the rules of such exchange. EnLink Midstream shall have no obligation to issue such Units unless and until such Units are so listed and the issuance would be in compliance with the rules of the exchange, and the right to exercise any Option or other Award with respect to such Units shall be suspended until such listing and compliance has been effected.

          (b)   If at any time counsel to EnLink Midstream or its Affiliates shall be of the opinion that any sale or delivery of Units pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on EnLink Midstream or its Affiliates under the statutes, rules or regulations of any applicable jurisdiction, EnLink Midstream or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to Units or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on EnLink Midstream or its Affiliates.

          (c)   Upon termination of any period of suspension under this Section 16.3, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Units available before such suspension and as to Units which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

        16.4    Additional Conditions.

          (a)   Notwithstanding anything in the Plan to the contrary: (i) EnLink Midstream may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any Units pursuant to any Award, require the recipient of the Award or such Units, as a condition to the receipt thereof, to deliver to EnLink Midstream a written representation of present intention to acquire the Award or such Units for his or her own account for investment and not for distribution; (ii) the certificate for Units issued to a Participant may include any legend which the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Units are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (b)   Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company for a period after the termination of such Participant's employment with the Company as determined by the Committee (a "Non-Competition Agreement"); provided, however, to the extent a legally binding right to an Award within the meaning of Section 409A of the Code is created with respect to a Participant, the Non-Competition Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

        16.5    Transferability.

          (a)    Permitted Transferees.    The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or UAR, or authorize all or a portion of an Option or UAR to be granted to a Participant to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant's household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than 50% of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than 50% of the voting interests (collectively, "Permitted Transferees"); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options or UARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or UAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or UARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 16.5.

          (b)    Domestic Relations Orders.    An Option, UAR, Restricted Incentive Unit Award, Restricted Unit Award or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

          (c)    Other Transfers.    Except as expressly permitted by Sections 16.5(a) and 16.5(b), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 16.5, an Incentive Unit Option shall not be transferable other than by will or the laws of descent and distribution.

          (d)    Effect of Transfer.    Following the transfer of any Award as contemplated by Sections 16.5(a), 16.5(b) and 16.5(c), (1) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term

  "Participant" shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order described in Section 16.5(b), or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (2) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

          (e)    Procedures and Restrictions.    Any Participant desiring to transfer an Award as permitted under Sections 16.5(a), 16.5(b) or 16.5(c) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (1) it would give rise to short swing liability under Section 16(b) of the Exchange Act or (2) it may not be made in compliance with all applicable federal, state and foreign securities laws.

          (f)    Registration.    To the extent the issuance to any Permitted Transferee of any Units issuable pursuant to Awards transferred as permitted in this Section 16.5 is not registered pursuant to the effective registration statement of the Company generally covering the Units to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such Units to any such transferee.

        16.6    Withholding Taxes.     The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any Units under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding Units from any payment of Units due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired Units, in each case having a Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no Units shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

        16.7    No Fractional Units.     No fractional Units shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and except as otherwise provided herein, no payment or other adjustment shall be made in respect of any such fractional Unit.

        16.8    Notices.     All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service, or (d) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. EnLink Midstream or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (x) to a Participant at his or her address as set forth in the records of the Company or (y) to EnLink Midstream at the principal executive offices of EnLink Midstream clearly marked "Attention: LTIP Administrator."

        16.9    Binding Effect.     The obligations of EnLink Midstream under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of EnLink Midstream, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of EnLink Midstream. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

        16.10    Severability.     If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

        16.11    No Restriction of Corporate Action.     Nothing contained in the Plan shall be construed to prevent EnLink Midstream or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by EnLink Midstream or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against EnLink Midstream or any Affiliate as a result of such action.

        16.12    Governing Law.     The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware except as superseded by applicable federal law.

        16.13    No Right, Title or Interest in Company Assets.     No Participant shall have any rights as a unitholder of EnLink Midstream as a result of participation in the Plan until the date of issuance of a unit certificate in his or her name and, in the case of Restricted Units, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

        16.14    Risk of Participation.     Nothing contained in the Plan shall be construed either as a guarantee by EnLink Midstream or its Affiliates, or their respective unitholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by EnLink Midstream or its Affiliates, or their respective unitholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

        16.15    Section 409A of the Code.     All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A of the Code, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A of the Code, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant's rights to an Award.

        16.16    No Guarantee of Tax Consequences.     No person connected with the Plan in any capacity, including, but not limited to, EnLink Midstream and its Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

        16.17    Continued Employment or Service.     Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant's employment or service at any time, with or without cause.

        16.18    Miscellaneous.     Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.